EXHIBIT 10.18

                          CONSULTING SERVICES AGREEMENT


                     THIS AGREEMENT is entered into between:


BUSINESS DEVELOPMENT & CONSULTING LIMITED, a corporation duly incorporated under the laws of Guernsey, having its head office and principal place of business at POB 263, Suite 5, Tower Hill House, le Bordage, Saint Peter Port, Guernsey, Channel Islands, GY1 3QT (Hereinafter "BDCL")

And,

GREEN MOUNTAIN CAPITAL INC, a corporation duly incorporated under the laws of Nevada, USA with Tax ID# 141805077, whose address is at 201 South Biscayne Boulevard, 28th Floor, Miami, FL 33131, USA (Hereinafter "GMC")


                                    PREAMBLE


WHEREAS BDCL has expressed an interest in supporting GMC with business development, strategy and planning services to the board of GMC;

WHEREAS GMC has expressed an interest in the services of BDCL for providing business development, strategy and planning support to GMC;

THEREFORE, in consideration of the foregoing and the mutual obligations and undertakings set forth below, the parties agree as follows:


1. SCOPE OF SERVICES

      Upon signature of this Agreement:

      1.1. GMC hereby engages BDCL for business development, strategy, PR and planning work for GMC on 5 days per calendar month on an ongoing basis. Additional days may be agreed separately.

      1.2. BDCL agrees to perform business development, strategy and planning services for GMC on mutually agreed dates on no less than 5 days per calendar month.

      1.3. GMC acknowledges that BDCL commenced performing the services in this agreement on 1 November 2005.


2. CONFIDENTIALITY

      2.1. The parties to this Agreement agree to treat any information related to this Agreement, including but not limited to discussions and negotiations, as proprietary and confidential information and agree to take all necessary measures to protect the other party and/or GMC and/or BDCL and/or any third party contracted by BDCL.

      2.2. BDCL may from time to time be required to disclose information about GMC and its subsidiaries to third parties. BDCL is authorized to supply proprietary and confidential information regarding GMC and its subsidiaries, including the business plan, to prospective business partners, investors, brokers, agents advisers and the like.

      2.3. GMC shall make available to BDCL all of its proprietary and confidential information for the purpose of assisting BDCL in fulfilling its services;

      2.4. BDCL may, for the purpose of this Agreement, make available to GMC proprietary and confidential information belonging to a prospective business partner. GMC and BDCL mutually agree to consider and treat this information as confidential information. Further, GMC acknowledges and agrees not to use this information to compete or to harm in any way the prospective business partner and undertakes to, upon request of the prospective business partner and/or of BDCL, agrees to return all such information to the prospective business partner.

      2.5. BDCL represents to GMC that before releasing any proprietary and confidential information belonging to GMC to the prospective business partner, it will request the same protection, with respect to non-disclosure, non-compete and hold-harmless and return of information that it had requested from GMC.

3. COMPENSATION

      3.1. GMC shall pay against an invoice by latest the 5th working day of the month in arrears by bank transfer to BDCL's bank account a monthly fee of US$10,000 plus $350 per month for un-receipted expenses covering telephone, PC usage, stationary and printing cartridges. Whereas these fees are now not subject to Value-Added Taxes (VAT), BDCL reserves the right to add VAT if this should become necessary.

      3.2. GMC shall reimburse BDCL immediately for services performed under this Agreement for the period 1 November 2005 until the date of this Agreement.

      3.3. GMC shall reimburse all travel & subsistence costs incurred, that are not included as part of the un-receipted expenses under 3.1, upon presentation of an invoice;

4. INTELLECTUAL PROPERTY RIGHTS

      4.1. Neither party acquires any intellectual property rights under this Agreement or through any disclosure hereunder, except the limited right to use such Proprietary Information in accordance with this Agreement;

      4.2. All material, "Proprietary Information" means and includes all information disclosed to GMC, whether in writing, on computer disks or other media, orally, visually or otherwise, relating to (i) BDCL's business, contracts, contacts and associations with third parties; its knowledge and experience with respect to the development of business relationships or any other assets, software, concepts, processes, methods of operations, business plans, products, services, patents and trademarks used by or useful to GMC in the conduct of its business; (ii) other trade secrets and confidential and proprietary ideas, concepts, know-how, methodologies and information incorporated therein; and (iii) any other information which BDCL knows or has reason to know is proprietary and confidential and that has been provided by BDCL or by any third party as confidential information for GMC's or Consultant's use (hereinafter collectively referred to as "Proprietary Information") belongs to BDCL, who may assign to GMC the limited right to use such material for the purpose of this Agreement, unless otherwise purchased from BDCL under a separate Agreement;

      4.3. All material, which is communicated to BDCL by GMC for the purpose of this Agreement, shall be the property of GMC and all right, title and interest in and to works of authorship, trade secrets and other proprietary data and all other materials (as well as the copyrights, patents, trade secrets and similar rights attendant hereto) belongs to GMC who only assigns to BDCL the limited right to use such material for the purpose of this Agreement.

5. TERM AND TERMINATION

      5.1.  Term

            5.1.1. It is understood that the services provided under this
                  Agreement commenced on 1 November 2005, and shall be ongoing unless terminated by either party giving no less than six months notice in writing or unless terminated earlier in accordance with Schedule 5.3.1 below.

      5.2.  Survival of Obligations

            5.2.1. Notwithstanding any termination of this Agreement for any cause, no Party hereto shall be released from any liability which at the time of such termination has already accrued to such Party or which may thereafter accrue to such Party in respect of any act or omission prior to such termination.

      5.3.  Early Termination

            5.3.1. This Agreement may be terminated immediately by BDCL in the event of GMC filing for bankruptcy proceedings or becoming insolvent or being charged for unlawful trading, unlawful accounting, or for breach of this Agreement. Save for the provisions of clause 5.2.1, and unless otherwise agreed, this Agreement may be terminated giving 3-months notice in writing by GMC in the event BDCL has filed for bankruptcy or has not supplied the services under this Agreement for 15 days in a 3-month period.

6. HOLD HARMLESS

      6.1. BDCL shall be entitled to make representations on GMC's behalf to ITPLC and prospective investors, brokers, dealers, advisers and the like. BDCL shall be held harmless by GMC for all representations and disclosures made on GMC's behalf, and GMC shall fully indemnify BDCL and its consultants for any losses, claims, liabilities, costs, damages, or bankruptcy proceedings held against BDCL or GMC by a third party or a shareholder of GMC. GMC agrees to have in place adequate insurance to protect BDCL from any claims, liabilities, costs, damages charged on them from whatever source.


7. NOTICES

      7.1. Any notice, request, instruction or other document to be given under this Agreement by either party to the other party shall be in writing and (a) delivered personally; (b) sent by telecopy; (c) delivered by overnight express (charges prepaid); or (d) sent by registered or certified mail, postage prepaid:


             If to BDCL to:        PO Box 263, Suite 5

                                   Tower Hill House

                                   Le Bordage

                                   St Peter Port

                                   Guernsey

                                   Channel Islands   GY1 3QT



             If to GMC to:         201 South Biscayne Boulevard

                                   28th Floor

                                   Miami, FL 33131

                                   USA
             or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally, telecopied or sent by overnight express in the manner provided in this section 6 shall be deemed to have been duly given to the party to whom it is addressed upon actual receipt by such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the third business day after it is so placed in the mail.

8. GOVERNING LAW AND ARBITRATION

      8.1.  Governing Law

            8.1.1. All issues concerning this Agreement shall be governed by and construed in accordance with the laws of the United States of America.

      8.2.  Arbitration

            8.2.1. Any dispute, which arise in the course of or following the performance will be settled by arbitration. Such arbitration shall be governed by, and interpreted in accordance with, the laws of the United States of America with the location of the arbitration defined by the plaintiff. The decision of the arbitrator(s) shall be final binding upon the parties hereto, not subject to appeal and shall deal with the questions of costs of the arbitration and all matters related thereto.


9. EXTENDED MEANINGS

      9.1. In this Agreement, words importing the singular number include the plural and vice versa and words importing gender include all genders. The word "candidate" and the expression "business partner" both include, subject to the context in which either appears, an individual, partnership, association, body corporate, trustee, executor, administrator or legal representatives.


10. ENTIRE AGREEMENT

      10.1. This Agreement consists of the entire Agreement between the parties. There are no other Agreements, warranties, representations or conditions between the parties. Any subsequent change or addition to this Agreement will have to be made in writing and signed by the parties.


11. SEVERABILITY

      11.1. If any provision of this Agreement is, by arbitration or a court of competent jurisdiction, held to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.


12. COUNTERPARTS; FACSIMILE EXECUTION.

      12.1. This Agreement may be executed (i) in several counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument, and (ii) by facsimile transmission of signature pages executed by each party, which shall be evidence of such party's intention to be bound hereby, with duly signed originals to be exchanged by the parties in due course.

IN WITNESS WHEREOF the parties have by duly authorized persons executed this Agreement on 13 June 2006

BUSINESS DEVELOPMENT                     GREEN MOUNTAIN CAPITAL INC
& CONSULTING LIMITED



Signed:______________________        Signed:_______________________



Name:________________________        Name:_________________________



Title:_______________________        Title:________________________